                                                                   Exhibit 10.31

                          PORTIONS OF EXHIBIT OMITTED
        And Request for Confidential Treatment Filed with the Commission.

                          TECHNOLOGY LICENSE AGREEMENT

         TECHNOLOGY LICENSE AGREEMENT made this 2nd day of March, 2000, by and between BITWISE DESIGNS, INC., a Delaware corporation ("Bitwise"), AUTHENTIDATE.COM, INC., a Delaware corporation (Authentidate") and WINDHORST NEW TECHNOLOGIES AGi.G, a German corporation ("Windhorst"). Bitwise, Authentidate and Windhorst may be referred to herein as the "Parties."

         The Parties agree as follows:

         1.       DEFINITIONS

         All definitions shall be taken from the Joint Venture Agreement entered into by the Parties on March __, 2000 ("Joint Venture Agreement"). Wherever there is a conflict in meaning, the definitions of this License shall take precedence over conflicting definitions set forth in the Joint Venture Agreement.

         "Intellectual Property" means, wherever existing in the world, (i) patents, whether in the form of utility patents or design patents, and all pending patent applications for registration thereof, (ii) trademarks, trade names, service marks, domain names, designs, logos, trade dress and trade styles, whether or not registered, and all pending applications for registration thereof, (iii) copyrights, whether or not registered, and all pending applications for registration thereof, (iv) know-how, inventions, research records, trade secrets, confidential information, produce designs, engineering specifications and drawings, technical information, formulas, customer lists, supplier lists and market analyses, (v) computer software and programs, and related flow charts, programmer notes, documentation, updates, and data, whether in object or source code form, and (vi) all other similar intellectual property rights, whether or not registered.

         "Bitwise Authentidate Technology", [ * * * ]

         "Field of Use" means the online service allowing users to verify the date, time, content and authorship of digital data, including but not limited to written text, documents, digital files and images. Field of Use does not include any other service except the Service and Improvements using technology or Intellectual Property developed by Bitwise, Authentidate or their affiliates.

         "Improvements" means (i) all derivative works, discoveries and/or inventions, whether patentable or not, made by Authentidate or Licensee, acting alone or jointly, that constitutes a modification, enhancement, extension or improvement of the Bitwise Authentidate Technology and (ii) all Intellectual Property developed jointly by Authentidate and Licensee, including any and all applications or registrations therefor.

         "Joint Entities" means the entities formed by the Parties under the Joint Venture Agreement to own and operate services related to the Field of Use in each country in the Territory defined by the Joint Venture Agreement.

         "International" is the entity Authentidate International Holdings AG to be established under the Joint Venture Agreement.

         International and the Joint Entities may be referred to herein as "Licensee".

         2.       SCOPE OF LICENSE AND RIGHTS RETAINED

         2.1      [ * * * ]

         2.2 Authentidate retains all rights, title and interest in and to the Bitwise Authentidate Technology. At no time during or after the Term shall Licensee use the rights conferred by Authentidate under this License as a basis to (i) challenge Authentidate's rights in and to the Bitwise Authentidate Technology or (ii) use the Bitwise Authentidate Technology in connection with any of its products or services other than in the Field of Use and otherwise in accordance with this License. To the extent the Bitwise Authentidate Technology is based on a license(s) granted by a third party(ies), Authentidate shall be obligated to provide the benefits of such license(s) to the Licensee.

         2.3 Authentidate and Licensee agree that, as between Authentidate and Licensee, Authentidate shall be the owner of all right, title, and interest in and to any Improvements. Licensee agrees that, to the extent permitted by law, all Improvements developed by Licensee shall be "work made for hire" owned by Licensee. Whether or not such Improvements constitute work made for hire owned by Authentidate, Licensee hereby assigns, transfers and conveys, and agrees to assign, transfer and convey to Authentidate all right, title and interest Licensee may have or acquire in and to any Improvements. Licensee shall provide such other assistance as Authentidate may require to establish Authentidate's sole rights to the Improvements, including but not limited to, providing assistance in securing and enforcing patent protection, copyright registrations and other proprietary rights in any and all countries, and signing all documents necessary for patent, copyright and other applications and registrations, and any assignments thereof. All such Improvements shall be included in the Bitwise Authentidate Technology and be included within and subject to the Joint Venture Agreement and this License.

         2.3.1    Development of Improvements by Licensee

         Licensee agrees to immediately inform Authentidate of any developments relating to any Improvements conceived, developed, created or made by Licensee alone or in conjunction with Authentidate.

         2.3.2    Rights of Third Parties and Employees

         To the fullest extent necessary and permitted under applicable contract or law, Licensee shall obtain an assignment from each of its employees, contractors, and third parties involved in the conception, development, creation, or making of any Improvements of all right, title and interest in the Improvements for the benefit of Licensee, in order that Licensee may in turn assign such rights to Authentidate as required under Section 2.3 above.

         2.4 Authentidate shall provide source code related to the Bitwise Authentidate Technology

         Authentidate shall provide Licensee the source code related to the Bitwise Authentidate Technology (except for software not owned by Authentidate and for which Authentidate does not have source code distribution rights), and except to the extent necessary to develop localized versions of the Authentidate software, the source code shall not be licensed or delivered to Licensee, but shall be held in escrow as provided below. The source code will be updated by Authentidate not less frequently than semi-annually, including all changes to the software since the previous update. The source code shall be held in escrow in the United States by an independent third party for the benefit of Licensee in accordance with the provisions of the escrow agreement by and among the Parties and the escrowee. The annual cost of the escrow agent to retain the source code in escrow shall be paid by International.

         2.5 To the extent that web sites operated by Licensee or its or their agents advertise or provide services related to Bitwise Authentidate Technology or provide links to such services, the web sites shall contain text primarily in the official language(s) of the country in which the site is intended to serve. Furthermore, any domain names associated with such web sites shall end with a suffix associated with the country the web site is intended to serve (e.g., "de" for Germany and "fr" for France). During the duration of the License, the web site and domain names shall be the property of Licensee. Upon termination of the License, the ownership of the domain names shall revert to Authentidate.

         2.6 To the extent that Bitwise/Authentidate enters into agreement with third parties to provide unique services other than the Service using the Bitwise Authentidate Technology, Licensee agrees to provide the Service for such services in the Territory and conversely Bitwise/Authentidate agrees that they shall not provide the Service for such other services within the Territory.

         2.7 Licensee agrees not to enter any agreements with third parties, and will not itself provide unique services other than the Service, using the Bitwise Authentidate Technology.

         3.       QUALITY CONTROL

         3.1. Licensee shall use the trademark associated with Bitwise Authentidate Technology (the "Trademark") in connection with the Field of Use and any marketing, advertising and promotional material only in the manner approved in writing by Authentidate prior to use by Licensee. Licensee shall only use the Trademark on or in connection with the Field of Use. Licensee shall ensure that services in connection with which the Trademark are used hereunder shall be of a quality at least as high as the quality of the services provided by Authentidate as of the date hereof and in compliance with all applicable laws, rules, regulations, policies, requirements and the like of federal, state, local and other governmental, administrative or judicial authorities. Licensee acknowledges that if its use of the Trademark are of inferior quality, the substantial goodwill which Authentidate possesses in the Trademark may be impaired. Authentidate will provide Licensee written notice of its belief that Licensee's use of the trademark is of inferior quality and the reasons therefor, and Licensee shall thereafter have 30 days to implement a program for the prompt termination of the non-inferior use of the trademark; provided, however, the foregoing shall not restrict termination of the License by Bitwise and/or Authentidate, unless a court determines otherwise. Licensee must obtain Authentidate's prior written approval for any other use of the Trademark. Authentidate may withhold its approval in its sole discretion.

         3.2. Licensee shall, at its sole cost and expense, prior to its engaging in the use of the Trademark, and subsequent thereto upon reasonable request by Authentidate, supply to Authentidate samples of the use of the Trademark, including promotional and written materials, for purposes of inspection and written approval and to determine if the use of the Trademark meet the standards of quality acceptable to Authentidate. Authentidate shall not unreasonably withhold the written approval set forth in this section. To further determine compliance with this and the quality controls set forth herein, Authentidate shall have the right at any time during business hours and without creating any unreasonable disturbance to inspect the premises of Licensee. Authentidate shall provide Licensee its standards of quality usage in advance, either by providing samples or written description of the same.

         3.3. Licensee shall not use the Trademark in any advertising or promotional material or in connection with the Field of Use or conduct any activities in a manner which may modify, alter, detract from or impair the integrity, character, or dignity of the Trademark or reflect unfavorably upon Authentidate; provided, however, that Licensee shall not be in breach of this
Section 3.3 if Authentidate has approved such use pursuant to Section 3.1.

         3.4. Licensee agrees that whenever it uses any of the Trademark which are registered, it shall do so in connection with the registration symbol "(R)".

         3.5. Should Licensee fail to comply with any one or more of the provisions of this Section 3, or fail, to the reasonable satisfaction of Authentidate, to meet the standard of quality with respect to the Services established by Authentidate, Authentidate shall have the right to terminate this Agreement after providing Licensee written notice of the same and after Licensee fails to implement, within thirty (30) days of such notice or determination that Licensee has failed to comply with any one on more provisions of this Article 3, or has failed to meet such standard of quality established by Authentidate, a program to promptly meet the standard of quality of Authentidate; provided, however, the foregoing shall not restrict termination of the License unless a court determines otherwise.

         4.       PROSECUTION AND PROTECTION OF BITWISE AUTHENTIDATE TECHNOLOGY

         4.1      Responsibility for Prosecution and Maintenance

         Authentidate shall have the right, and shall use its best efforts based on the advice of patent counsel, to proceed with all filing, prosecuting, and maintaining all issued, pending, and future applications and registrations for the Bitwise Authentidate Technology, including any Improvements, provided, however, that Licensee shall reasonably assist Authentidate in connection therewith. Licensee shall bear all costs for the preparation, prosecution, issuance, and maintenance of all applications and registrations for the Bitwise Authenticate Technology in the Territory.

         4.2      Recordation

         If either Party so requests in writing, the Parties will promptly file and record with the United States Patent and Trademark Office, the United States Copyright Office, and with any other applicable United States or foreign governmental office or authority, a copy or memorandum of this License and any other agreement granting Licensee rights in the Bitwise Intellectual Property set forth in this License.

         4.3      Enforcement against Third Parties

         Licensee shall use its best efforts based on the advice of counsel to prevent third parties from infringing the Bitwise Authentidate Technology in the Territory, at Licensee's cost. Such efforts include taking legal action if a settlement cannot be negotiated to stop third party infringement. Such efforts shall be at Licensee's own expense and Licensee shall receive any compensation or payment for damages by third party infringers. If either Authentidate or Licensee obtain knowledge of potential third party infringement in the Territory, the other Party shall be promptly notified of such potential third party infringement.

         4.4      Infringement Claims against Authentidate and Licensee

         The defense of the International Patent shall be a expense to be borne by International and the Joint Entities. Authentidate shall have control over the defense of any claim in respect of the International Patent, including appeals, negotiations and the right to effect a settlement or compromise thereof, provided that: (i) Authentidate may not settle any claim without the written consent of Windhorst, International and/or any Joint Entity unless either (A) such settlement releases Windhorst, International and/or any Joint Entity fully or (B) Windhorst, International and/or any Joint Entity is not a party to such claim; and (ii) Authentidate shall promptly provide Windhorst with copies of all pleadings or similar documents relating to any claim. International and the Joint Entities shall promptly reimburse Authentidate for the costs of prosecuting or defending any claim with respect to the International Patents; provided, that in the event International and the Joint Entities elect to relinquish their License in the country where the claim arose, Authentidate shall thereafter pay for all costs associated with the defense of such claim. Claims, including costs not related to the Territory, shall be the sole responsibility of Authentidate.

         5.       SUPPORT SERVICES

         Authentidate shall provide reasonable technical support and know-how to Licensee from Authentidate's internal resources in connection with Licensee's use of the Bitwise Authentidate Technology as the Parties shall mutually agree. Except as otherwise agreed to by the Parties, such technical support shall be provided by Authentidate without charge (except for reimbursement of Authentidate's reasonable out-of-pocket expenses).

         6.       WARRANTIES AND REPRESENTATIONS OF THE PARTIES

         6.1      Warranties of Authentidate

         6.1.1    Organization

         Authentidate is a corporation duly organized and validly existing under the laws of the State of Delaware, and has the corporate power and authority to enter into and perform this License.

         6.1.2    Permits; Approvals

         Authentidate, either directly or through its subsidiaries, holds all licenses, permits, certifications and other authorizations, the absence of which would have a material adverse effect on its financial condition or business, and there has been no default or violation under any such authorization and there is no proceeding or investigation that is pending or, to Authentidate's knowledge, threatened under which any such authorization may be revoked, terminated or suspended.

         6.1.3    Authorization

         All corporate action on the part of Authentidate necessary for the authorization, execution and delivery of this License and for the performance of all of its obligations hereunder and thereunder has been taken, and this License when fully executed and delivered, shall constitute a valid, legally binding and enforceable obligation of Authentidate.

         6.1.4    Governmental and Other Consents

         No consent, authorization, license, permit, registration or approval of, or exemption or other action by, any governmental or public body or authority, or any other person, is required on the part of Authentidate in connection with Authentidate's execution, delivery and performance of this License, or if any such consent is required, Authentidate has satisfied the applicable requirements.

         6.1.5    Effect of License

         Authentidate's execution, delivery and performance of this License in accordance with its terms will not (i) violate the Articles of Incorporation of Authentidate, or any provision of any law, statute, rule or regulation to which Authentidate is subject, (ii) violate any judgment, order, writ, injunction or decree of any court applicable to Authentidate, (iii) have any effect on the compliance of Authentidate with any applicable licenses, permits or authorizations which would materially and adversely affect Authentidate, (iv) result in the breach of, give rise to a right of termination, cancellation or acceleration of any obligation with respect to (presently or with the passage of time), or otherwise be in conflict with any term of, or affect the validity or enforceability of, any agreement or other commitment to which Authentidate is a party and which would materially and adversely affect Authentidate or (v) result in the creation of any lien, pledge, mortgage, claim, charge or encumbrance upon any assets of Authentidate.

         6.1.6    Litigation

         There are no actions, suits or proceedings pending or, to Authentidate's knowledge, threatened, against Authentidate before any court or governmental agency which question Authentidate's right to enter into or perform this License, or which question the validity of this License.

         6.2      Warranties of Licensee

         Licensee represents and warrants to Authentidate that the following statements are true and correct as of the date of this License.

         6.2.1    Organization

         Licensee is a corporation duly organized and validly existing under the laws of Germany, and has the corporate power and authority to enter into and perform this License.

         6.2.2    Permits; Approvals

         Licensee, either directly or through its subsidiaries, holds all licenses, permits, certifications and other authorizations, the absence of which would have a material adverse effect on its financial condition or business, and there has been no default or violation under any such authorization and there is no proceeding or investigation that is pending or, to Licensee's knowledge, threatened under which any such authorization may be revoked, terminated or suspended.

         6.2.3    Authorization

         All corporate action on the part of Licensee necessary for the authorization, execution and delivery of this License and for the performance of all of its obligations hereunder and thereunder has been taken, and this License when fully executed and delivered, shall constitute a valid, legally binding and enforceable obligation of Licensee.

         6.2.4    Governmental and Other Consents

         No consent, authorization, license, permit, registration or approval of, or exemption or other action by, any governmental or public body or authority, or any other person, is required on the part of Licensee in connection with Licensee's execution, delivery and performance of this License, or if any such consent is required, Licensee has satisfied the applicable requirements.

         6.2.5    Effect of License

         Licensee's execution, delivery and performance of this License in accordance with its terms will not (i) violate the [Articles of Incorporation] of Licensee, or any provision of any law, statute, rule or regulation to which Licensee is subject, (ii) violate any judgment, order, writ, injunction or decree of any court applicable to Licensee, (iii) have any effect on the compliance of Licensee with any applicable licenses, permits or authorizations which would materially and adversely affect Licensee, (iv) result in the breach of, give rise to a right of termination, cancellation or acceleration of any obligation with respect to (presently or with the passage of time), or otherwise be in conflict with any term of, or affect the validity or enforceability of, any agreement or other commitment to which Licensee is a party and which would materially and adversely affect Licensee or (v) result in the creation of any lien, pledge, mortgage, claim, charge or encumbrance upon any assets of Licensee.

         6.2.6    Litigation

         There are no actions, suits or proceedings pending or, to Licensee's knowledge, threatened, against Licensee before any court or governmental agency which question Licensee's right to enter into or perform this License or which question the validity of this License.

         7.       INDEMNIFICATION

         7.1      Mutual Indemnity

         This License will constitute the legal, valid, and binding obligation of the Parties, enforceable against each Party in accordance with its terms. Each Party agrees to indemnify and hold harmless each other Party to this License for a breach of the foregoing representations and warranties on such terms as set forth in this License.

         7.2      Additional Indemnity by Licensee

         Except as provided in Sections 4.3 and 4.4, Licensee shall defend, indemnify, and hold harmless Authenticate and/or Bitwise (the "Indemnified Parties") and their affiliates, directors, officers, employees and agents, against and from any cause of action, claim, or suit, including claims for civil liability, for recovery of any damages, losses or injuries, as well as all costs and reasonable attorneys' fees relating thereto arising out of any use by Licensee of the Bitwise Authentidate Technology.

         8.       LIMITATION OF LIABILITY

         EXCEPT FOR A LIABILITY ARISING AS A RESULT OF A CLAIM FOR A BREACH OF, OR A DEFAULT IN, THIS AGREEMENT OR THE JOINT VENTURE AGREEMENT, IN NO EVENT SHALL EITHER PARTY BE LIABLE TO THE OTHER PARTY FOR ANY SPECIAL INCIDENTAL, INDIRECT, PUNITIVE OR CONSEQUENTIAL DAMAGES WHATSOEVER EVEN IF THE OTHER PARTY HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES, INCLUDING, WITHOUT LIMITATION, DAMAGES FOR LOSS OF GOODWILL.

         9.       CONFIDENTIALITY

         9.1 The Parties recognize that, in connection with the performance of this License, each Party (in such capacity, the "DISCLOSING PARTY") may disclose, or may cause to be disclosed, Confidential Information to the other Party (the "RECEIVING PARTY"). The Receiving Party agrees (i) not to use any such Confidential Information for any purpose other than in the performance of its obligations under this License and (ii) not to disclose any such Confidential Information, except to its affiliates, employees, consultants, sub-contractors or representatives who are reasonably required to have the Confidential Information in connection herewith or as may be required by applicable law. Any Party required by law to disclose Confidential Information shall use best efforts to provide notice to the other Party prior to the disclosure of the Confidential Information and, in any event, shall provide written notice to the other Party within twenty-four (24) hours of providing Confidential Information pursuant to applicable law. The Receiving Party agrees to take all reasonable measures to protect the secrecy and confidentiality of, and avoid disclosure or unauthorized use of, Confidential Information. This clause will remain in full force and effect notwithstanding the termination of this License for a period of two (2) years following the date of termination of this License.

         9.2 Each Party agrees that its obligations under this Section 9 are necessary and reasonable to protect the other Party and its business, that any violation of these provisions could cause irreparable injury to the other Party for which money damages would be inadequate, and that in addition to any other remedies that may be available in law, the other Party shall be entitled to request injunctive relief against the threatened breach of the provisions of this Section 9 without the necessity of proving actual damages. The Parties agree that the remedies set forth in this Section 9 are in addition to and in no way preclude any other remedies or actions that may be available under this License.

         10.      TERM AND TERMINATION

         10.1     Remedies for Breach

         10.1.1 Subject to and conditioned upon the provisions of Sections 2.1 and 3.5 hereof, Authentidate may terminate this License if Licensee undertakes any action which threatens the value, confidentiality, quality, validity or enforceability of the Bitwise Authentidate Technology, including but not limited to breach of Section 2, 3, 4, 6 or 9.

         10.1.2 Subject to and conditioned upon the provisions of Sections 2.1 and 3.5 hereof, without limiting the foregoing, each Party recognizes that irreparable injury may result from a breach of any provision of this License not curable solely by the payment of money damages and that money damages will be inadequate to fully remedy such injury. Accordingly, in the event of a material breach or threatened breach of one or more of the provisions of this License, either Party, in addition to any other remedies available to it, may be entitled to one or more preliminary or permanent orders (i) restraining and enjoining any act which would constitute a breach or (ii) compelling performance of any obligations which, if not performed, would constitute a breach.

Nothing contained in this Section 10.1.2 is intended to limit the rights of either Party to seek, or any court to enter, any lawful form of equitable relief or any available provision of such relief ordered by the court.

         11.      GENERAL PROVISIONS

         11.1     Governing Law:  Dispute Resolution

         Any judicial proceedings brought by or against any party on any dispute arising out of this Agreement or any matter related thereto shall be brought in the state or federal courts of New York City, New York and, by execution and delivery of this Agreement, each of the parties accepts for itself the exclusive jurisdiction and venue of the aforesaid courts as trial courts, and irrevocably agrees to be bound by any judgment rendered thereby in connection with this Agreement after exhaustion of all appeals taken (or by the appropriate appellate court if such appellate court renders judgment).

         11.2     Notices and Other Communications

         Except as otherwise provided herein, all notices, requests, demands, claims, and or other communications to be given hereunder will be in writing and will be (as elected by the party giving such notice): (a) personally delivered;
(b) transmitted by postage prepaid registered or certified airmail, return receipt requested; (c) transmitted by electronic mail via the Internet with receipt being acknowledged by the recipient by return electronic mail (with a copy of such transmission concurrently transmitted by postage prepaid registered or certified airmail, return receipt requested); (d) transmitted by facsimile (with a copy of such transmission by postage prepaid registered or certified airmail, return receipt requested); or (e) deposited prepaid with a nationally recognized overnight courier service. Unless otherwise provided herein, all notices will be deemed to have been duly given on: (x) the date of receipt (or if delivery is refused, the date of such refusal) if delivered personally, by electronic mail, facsimile or by courier; or (y) three (3) days after the date of posting if transmitted by certified mail. Notice hereunder will be directed to a party at the address for such party as set forth below. Either party may change its address for notice purposes hereof on written notice to the other party pursuant to this Section 11.2.

         If to Bitwise:                              Copy to:

         John T. Botti                               Victor J. DiGioia, Esq.
         Bitwise Designs, Inc.                       Goldstein & DiGioia, LLP
         2165 Technology Drive                       369 Lexington Avenue
         Schenectady, New York 12308                 New York, New York 10017

         If to Authentidate:                         Copy to:

         John T. Botti                               Victor J. DiGioia, Esq.
         Bitwise Designs, Inc.                       Goldstein & DiGioia, LLP
         2165 Technology Drive                       369 Lexington Avenue
         Schenectady, New York 12308                 New York, New York 10017

         If to Windhorst:                            Copy to:

         Jan C. Wendenburg                           Weil, Gotshal & Manges
         Windsors New Technologies AGi.G             Attn. German Desk
         Werner von Siemens Strasse 6-10             One South Place
         D-32369 Rahden  Germany                     London EC2M 2WG, UK

         Any Party may send any notice, request, demand, claim, or other communication hereunder to the intended recipient at the address set forth above using any other means (including personal delivery, expedited courier, messenger service, telecopy, telex, ordinary mail, or electronic mail), but no such notice, request, demand, claim, or other communication shall be deemed to have been duly given unless and until it actually is received by the intended recipient. Any Party may change the address to which notices, requests, demands, claims, and other communications hereunder are to be delivered by giving the other Parties notice in the manner herein set forth.

         11.3     Language

This License is in the English language only, which language shall be controlling in all respects, and all versions of this License in any other language shall be for accommodation only and shall not be binding upon the Parties. All communications and notices to be made or given pursuant to this License shall be in the English language.

         11.4     Severability

If any provision in this License shall be found or be held to be invalid or unenforceable, then the meaning of said provision shall be construed, to the extent feasible, so as to render the provision enforceable, and if no feasible interpretation would save such provision, it shall be severed from the remainder of this License which shall remain in full force and effect unless the severed provision is essential and material to the rights or benefits received by any Party. In such event, the Parties shall use best efforts to negotiate, in good faith, substitute, valid and enforceable provision or agreement which most nearly effects the Parties' intent in entering into this License.

         11.5     References; Subject Headings

Unless otherwise indicated, references to Sections and Schedules are to Sections of, and Schedules to, this License. The subject headings of the Sections of this License are included for the purpose of convenience of reference only, and shall not affect the construction or interpretation of any of its provision.

         11.6     Further Assurances

The Parties shall each perform such acts, execute and deliver such instruments and documents, and do all such other things as may be reasonably necessary to accomplish the transactions contemplated in this License.

         11.7     No Waiver

No waiver of any term or condition of this License shall be valid or binding on a Party unless the same shall have been mutually assented to in writing by all Parties. The failure of a Party to enforce at any time any of the provisions of this License, or the failure to require at any time performance by the other Party of any of the provisions of this License, shall in no way be construed to be a present or future waiver of such provisions, nor in any way affect the ability of a Party to enforce each and every such provision thereafter.

         11.8     Entire License Amendments

The terms and conditions contained in this License (including the Schedules) constitute the entire agreement between the Parties and supersede all previous agreements and understandings, whether oral or written, between the Parties with respect to the subject matter of this License. No agreement or understanding amending this License shall be binding upon any Party unless set forth in a written document which expressly refers to this License and which is signed and delivered by duly authorized representatives of each Party.

11.9     Counterparts

This License may be executed in any number of counterparts, and each counterpart shall constitute an original instrument, but all such separate counterparts shall constitute only one and the same instrument.

IN WITNESS WHEREOF, the Parties have caused their respective duly authorized representatives to execute this License as of the date hereof.

BITWISE DESIGNS, INC.

/s/ John T. Botti
--------------------------------
By John T. Botti, President


AUTHENTIDATE.COM, INC.

/s/ John T. Botti
--------------------------------
By John T. Botti, President


WINDHORST NEW TECHNOLOGIES AGi.G

/s/ Jan C. Wendenburg
--------------------------------------
By Jan C. Wendenburg,
Vorstand/Member Executive Board




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